Driving Growth Through Strategic Partnership: Acquisition of Cumberland Advisors, Inc. September 25, 2025 Exhibit 99.2

Disclaimer No Offer or Solicitation This presentation is solely for informational purposes and has been prepared to assist interested parties in making their own evaluation of Mid Penn Bancorp, Inc. (the Company or “Mid Penn”) and does not purport to contain all of the information that may be relevant. This communication does not constitute an offer to sell, or a solicitation of an offer to buy, any securities. Neither the U.S. Securities and Exchange Commission (“SEC”) nor any other regulatory body has approved or disapproved of the securities of the Company or passed upon the accuracy or adequacy of this presentation. Any representation to the contrary is a criminal offense. Cautionary Note Regarding Forward-Looking Statements Statements included in this presentation which are not historical in nature or do not relate to current facts are intended to be, and are hereby identified as, forward-looking statements for purposes of the safe harbor provided by Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are based on, among other things, Mid Penn Bancorp, Inc. (the “Company” or “MPB”) management’s beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy and the Company. Words and phrases such as “may,” “approximately,” “continue,” “should,” “expects,” “projects,” “anticipates,” “is likely,” “look ahead,” “look forward,” “believes,” “will,” “intends,” “estimates,” “strategy,” “plan,” “could,” “potential,” “possible” and variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements may include expectations relating to the anticipated opportunities and financial and other benefits of the acquisition of Cumberland Advisors, Inc. (“Cumberland”), and the projections of, or guidance on, the Company’s future financial performance, asset quality, liquidity, capital levels, expected levels of future expenses, including future credit losses, anticipated growth strategies, descriptions of new business initiatives and anticipated trends in the Company’s business or financial results. The Company cautions readers that forward-looking statements are subject to certain risks and uncertainties that are difficult to predict with regard to, among other things, timing, extent, likelihood and degree of occurrence, which could cause actual results to differ materially from anticipated results. Such risks and uncertainties include, among others, the following possibilities: the occurrence of any event, change or other circumstances that could give rise to the right of one or both of the parties to terminate the acquisition agreement entered into between the Company and Cumberland; the outcome of any legal proceedings that may be instituted against the Company or Cumberland; the possibility that the anticipated benefits of the acquisition are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of Cumberland or as a result of the strength of the economy and competitive factors in the areas where the Company and Cumberland do business; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the transaction; changes in the Company’s share price before the closing of the transaction; and other factors that may affect future results of the Company. For a more detailed description of these and other factors which would affect the Company’s results, please see Mid Penn’s filings with the SEC, including those risk factors identified in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and subsequent filings with the SEC. The statements in this presentation are made as of the date of this presentation, even if subsequently made available by the Company on its website or otherwise. All forward-looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by the cautionary statements contained or referred to herein. If one or more events related to these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, actual results may differ materially from what the Company anticipate. The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made and are based on information available at that time. Mid Penn does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions which may be made to forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of unanticipated events, except as required by law.

Source: S&P Global Market Intelligence; company documents. Account data as of 3/31/2025. Run rate figures are representative of June 2025 monthly financials. Tri-State includes NJ, NY, and CT. Size Bar Cumberland Advisors at a Glance Geographic Breakdown of AUM(1) Headquarters Founded Team Size Service Offerings Sarasota, Florida Originally headquartered in southern NJ (Philadelphia MSA) 1973 35+ Professionals / 13+ Years Avg. Experience Asset Management & Private Wealth $3.3B Total AUM $1.1B Private Wealth AUM 33% of Total AUM $2.2B Asset Management AUM 67% of Total AUM $1.3M Average Account Size 2.5K Total Client Accounts 0.3% Annualized Revenue / AUM 27% 13% 29% 30% 1% Non-Domestic June 2025 Financial Results ($000’s) Financial Highlights(2) $9.0M Run Rate Annualized Revenue $401K Run Rate Annualized Pre-Tax Income ~5% June Annualized Pre-Tax Margin 179 201 222 66 122 176 128 165 199 0 75 148 Florida $755 23% Pennsylvania + Tri-State(3) $793 24% Cumberland Advisors, Inc. Overview

Transaction Overview

Highly additive transaction, consistent with MPB's previously communicated strategic focus on growing recurring fee income

Strategic Benefits

- Materially accelerates MPB's organic efforts to build out an asset & wealth management business line
- Cumberland will merge into MPB Financial Services, LLC and maintain the Cumberland brand and HQ
  - MPB Financial Services, LLC is the non-bank subsidiary of Mid Penn Bancorp, Inc. focused on the company's high/UHNW wealth management and insurance business lines
- Adds >$9 million of annualized fee income revenue
- MPB fee income as a % of revenue increases by ~350 bps
- Significant opportunity to cross-sell & expand wallet share in both sets of existing clients

Transaction Detail

- Cumberland leadership & brand remain in-place
- Stock and cash transaction
- $5.5 million in base deal value
  - 70% payable in stock (max shares issued of ~130 thousand)
- Additional payments up to $2.2 million if certain milestones achieved
  - Structured as combination of earn-out and SARs
- All-in multiples:
  - ~20bps on AUM acquired
  - ~0.6x revenue
  - ~4-5x run rate after-tax synergized earnings

Financial Impact

- Attractive risk/reward profile
- Minimally accretive to EPS (~1%)
- Minimally dilutive to TBV (~1%)
- Highly attractive return on allocated capital
  - Return on Invested Capital +20%
  - IRR +25%
  - Return well above cost of capital hurdle rates

MID PENN BANCORP | CA CUMBERLAND ADVISORS

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